EXHIBIT 21
LIST OF SUBSIDIARIES

REGISTRANT’S
	RELATIONSHIP		OWNERSHIP
ENTITY	TO REGISTRANT	BUSINESS	PERCENTAGE

JBSS Properties, LLC	Subsidiary	Real estate	100%
An Illinois corporation		ownership